Exhibit 10.23

          [LETTERHEAD OF CROWN CORK & SEAL COMPANY, INC.]





September 20, 1995

Mr. L. Keegan
International Beverage Management, Inc.
700 South Federal Highway
Suite 200
Boca Raton, FL 33432

Dear Lenny:

Crown Cork & Seal is pleased to present to you our pricing program for two-piece aluminum beverage containers for 1996 and 1997. We believe this program will help bring stability to beverage can pricing and allow for potential price reductions without the need for you to commit your business for an unusually long period of time. The details of our pricing program follow:

LENGTH OF TERM - The term of our agreement will be for a period of two (2) years beginning January 1, 1996 and ending December 31, 1997.

VOLUME COMMITMENT - Crown will agree to supply to you and you will agree to purchase from Crown specific quantities of aluminum beverage cans and ends ("Containers") in both 1996 and 1997.

INITIAL PRICES - Container prices effective as of January 1, 1996 will be dependent upon the Average Midwest Ingot Price (LME actual transaction price plus Midwest Premium) for the period June 1, 1995 through November 30, 1995. Your initial prices under our two-year program will be competitive with five (5) year pricing programs offered by other aluminum beverage can suppliers.

PRICE CHANGES - During the two year period of the Crown pricing program, beverage can and end prices will be adjusted to reflect changes in aluminum prices and other cost changes as follows:

     A) METAL COMPONENT - Adjustments will be made on April 1 and October 1 of 1996 and 1997 to reflect changes (increases or decreases) in the Average Midwest Ingot Price. The April 1 adjustments will be based on the Average Midwest Ingot Price for the September 1 through February 29 period preceding the adjustment date. The October 1 adjustments will be based on the Average Midwest Ingot Price for the March 1 through August 31 period preceding the adjustment date. Any upward adjustment in Container prices will be limited by the "ceiling" price for aluminum as described below.

     B) NON-METAL COMPONENT - On January 1, 1997, 32.5% of the initial can and end prices will be adjusted to reflect one-half (50%) of the percent change (increase or decrease) in the Producer Price Index for Intermediate Materials, Suppliers, and Components (the "PPI") for the period October 1995 ("base month") through September 1996.

CEILING PRICE - A maximum or "ceiling" price will be established for Container prices during the two year period of this program. For 1996, the metal adjustments will be limited by a "ceiling" based upon a maximum Average Midwest Ingot Price of $.85 per pound. In 1997 the ceiling price will be adjusted to reflect one-half (50%) of the change (increase or decrease) in the PPI, as described above, for the period October 1995 through September 1996.

FLOOR PRICE - There will be no minimum or "floor" price as part of the Crown pricing program. Container prices will be permitted to decrease to reflect any downward price changes in aluminum or reductions in the PPI.

U.B.C. SCRAP - There will be no mandatory U.B.C. scrap return requirements as part of Crown's pricing program.

ADDITIONAL CONTAINERS - Any Containers supplied by Crown in excess of those quantities committed to under this two-year agreement will be covered by separate pricing arrangements and subject to market fluctuations.

TIMING - Your response to our two-year pricing proposal is required on or before Friday, September 29, 1995. We need your commitment in order to secure adequate supplies of aluminum for the two-year program.

We believe our two-year pricing program will be advantageous to you versus other programs offered by our competitors:

     (a)  Our program has no "floor" or lower price limitation;

     (b) our two-year term gives you flexibility to react to changing markets and business conditions;

     (c)  our program has no mandatory U.B.C. scrap return provision;

     (d) there will be no third party aluminum company involved in the agreement between you and Crown.

If you have any questions regarding Crown's two-year pricing program for 1996 and 1997, please contact your Crown sales representative or call my office in Atlanta.

Please indicate your acceptance of our two year program and provide your volume commitment in the spaces provided below. A signed copy of this acceptance must be returned to my office on or before Friday, September 27, 1996.

Very truly yours,

CROWN CORK & SEAL COMPANY, INC.

/s/ Joe George, Jr.

Joe George, Jr.
Vice President
Southern Division

JG/sp


We agree to and accept Crown's pricing proposal for 1996 and 1997 and commit the annual volume as follows:


Name:          /s/ L.T. Keegan
      -------------------------------------
Title:  Director, Corporate Logistics
        -----------------------------------


Company:
         ------------------------------------

VOLUME COMMITMENT:                    1996                   1997                 Locations
                                      ----                   ----                 ---------
(MILLIONS OF CONTAINERS)
                                     270mm                    225mm                    P.R.